Supplemental Financial Report First Quarter 2017 May 9, 2017 NYSE:CLNS | A Diversified Equity REIT

Colony NorthStar, Inc. | Supplemental Financial Report Cautionary Statement Regarding Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, our failure to achieve anticipated synergies in and benefits of the completed merger among NorthStar Asset Management Group Inc., Colony Capital, Inc. and NorthStar Realty Finance Corp., Colony NorthStar’s liquidity, including its ability to complete identified monetization transactions and other potential sales of non-core investments, whether Colony NorthStar will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, the timing of and ability to complete repurchases of Colony NorthStar’s stock, Colony NorthStar’s ability maintain inclusion and relative performance on the RMZ, Colony NorthStar’s leverage, including the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, adverse economic or real estate developments in Colony NorthStar’s markets, Colony NorthStar’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony NorthStar’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony NorthStar’s reports filed from time to time with the SEC. Statements regarding the following subjects, among others, may constitute forward-looking: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and the availability of qualified personnel. All forward-looking statements reflect the Colony NorthStar’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony NorthStar’s reports filed from time to time with the SEC. Colony NorthStar cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony NorthStar is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony NorthStar does not intend to do so. This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony NorthStar has not independently verified such statistics or data. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Colony NorthStar. This information is not intended to be indicative of future results. Actual performance of Colony NorthStar may vary materially. The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony NorthStar, Inc. | Supplemental Financial Report Important Note Regarding Non-GAAP Financial Measures This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); earnings before interest, tax, depreciation and amortization (“EBITDA”); and pro rata financial information. The Company calculates funds from operations ("FFO") in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, investments in unconsolidated joint ventures as well as investments in debt and other equity securities, as applicable. The Company computes core funds from operations ("Core FFO") by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) equity- based compensation expense; (iii) effects of straight-line rent revenue and straight-line rent expense on ground leases; (iv) amortization of acquired above- and below-market lease values; (v) amortization of deferred financing costs and debt premiums and discounts; (vi) unrealized fair value gains or losses and foreign currency remeasurements; (vii) acquisition-related expenses, merger and integration costs; (viii) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (ix) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (x) non-real estate depreciation and amortization; (xi) change in fair value of contingent consideration; and (xii) deferred tax effect on certain of the foregoing adjustments. Also, beginning with the first quarter of 2016, the Company’s share of Core FFO from its interest in Colony Starwood Homes (NYSE: SFR) represented its percentage interest multiplied by SFR's reported Core FFO, which may differ from the Company’s calculation of Core FFO. Refer to SFR's filings for its definition and calculation of Core FFO. FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs. The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance. The Company believes that NOI and EBITDA are useful measures of operating performance of its respective real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates at the Company’s properties. NOI and EBITDA exclude historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI and EBITDA provide a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI and EBITDA. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness. NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involved subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies. The Company presents pro rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro rata information in the same methodology, and accordingly, the Company’s pro rata information may not be comparable to such other REITs' pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Colony NorthStar, Inc. | Supplemental Financial Report Note Regarding CLNS Reportable Segments / Consolidated and OP Share of Consolidated Amounts Colony NorthStar holds investment interests in five reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; Other Equity and Debt; and Investment Management. Healthcare Real Estate As of March 31, 2017, the consolidated healthcare portfolio consisted of 425 properties: 113 medical office properties, 191 senior housing properties, 107 skilled nursing facilities and 14 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71.3% as of March 31, 2017. The healthcare portfolio earns rental and escalation income from leasing of space to various healthcare tenants and operators. The leases are for fixed terms of varying length and generally provide for rent and expense reimbursements to be paid in monthly installments. The healthcare portfolio also generates operating income from healthcare properties operated through management agreements with independent third-party operators, predominantly through structures permitted by the REIT Investment Diversification and Empowerment Act of 2007, or RIDEA. Industrial Real Estate As of March 31, 2017, the consolidated industrial portfolio consisted of 353 primarily light industrial buildings totaling 39.0 million rentable square feet across 15 major U.S. markets and was 96% leased. The Company’s equity interest in the consolidated Industrial Real Estate segment was approximately 43.0% as of March 31, 2017, which decreased from the prior quarter due to increased third-party capital commitments during the first quarter of 2017. Total third-party capital commitments were in excess of $1 billion compared to cumulative balance sheet contributions of $684 million as of March 31, 2017. The Company continues to own a 100% interest in the related operating platform. The Industrial Real Estate segment is comprised of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets targeting multi-tenant buildings of up to 500,000 square feet and single tenant buildings of up to 250,000 square feet with an office buildout of less than 20%. Hospitality Real Estate As of March 31, 2017, the consolidated hospitality portfolio consisted of 167 properties: 97 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94.3% as of March 31, 2017. The hospitality portfolio is geographically diverse, consisting primarily of extended stay hotels and premium branded select service hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands. Other Equity and Debt In addition to the Company’s aforementioned real estate equity segments, the Company also holds investments in other real estate equity and debt. These other investments include direct interests and interests held through unconsolidated joint ventures in net lease real estate assets; other real estate equity & debt investments; limited partnership interests in third-party sponsored real estate private equity funds; multiple classes of commercial real estate (“CRE”) securities; and an interest in Colony Starwood Homes (NYSE: SFR). Investment Management The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end funds, non-traded and traded real estate investment trusts and registered investment companies. Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNS OP”) and non-controlling interests. Figures labeled as CLNS OP share represent the Company’s pro rata share.

Table of Contents

			Page
I.	Overview		
	a.	Summary Metrics	6
	b.	Summary of Segments	7-8
II.	Financial Results		
	a.	Consolidated Balance Sheet	9
	b.	Noncontrolling Interests' Share Balance Sheet	10
	c.	Consolidated Segment Operating Results	11
	d.	Noncontrolling Interests' Share Segment Operating Results	12
	e.	Segment Reconciliation of Net Income to FFO & Core FFO	13
III.	Capitalization		
	a.	Overview and Liquidity	14
	b.	Investment-Level Debt Overview	15
	c.	Revolving Credit Facility Overview	16
	d.	Corporate Securities Overview	17
	e.	Debt Maturity and Amortization Schedules	18
IV.	Healthcare Real Estate		
	a.	Summary Metrics and Operating Results	19
	b.	Portfolio Overview	20-21
V.	Industrial Real Estate		
	a.	Summary Metrics and Operating Results	22
	b.	Portfolio Overview	23

			Page
VI.	Hospitality Real Estate		
	a.	Summary Metrics and Operating Results	24
	b.	Portfolio Overview	25
VII.	Other Equity and Debt		
	a.	Net Lease and Other Real Estate Equity	26
	b.	Real Estate Debt	27-29
	c.	Special Situations	30
	d.	Real Estate PE Fund Interests	31
	e.	CRE Securities	32
VIII.	Investment Management		
	a.	Summary Metrics	33
	b.	Assets Under Management	34
	c.	Retail Companies	35
IX.	Appendices		
	a.	Definitions	37
	b.	Reconciliation of Net Income (Loss) to NOI/EBITDA	38-39

Colony NorthStar, Inc. | Supplemental Financial Report 5

Ia. Overview - Summary Metrics

($ and shares in thousands, except per share data; as of or for the three months ended March 31, 2017, unless otherwise noted)

Financial Data

Net income (loss) attributable to common stockholders[1]	$	(5,216)
Net income (loss) attributable to common stockholders per basic share[1]		(0.01)
FFO[1]		91,071
FFO per basic share[1]		0.17
Core FFO[1]		173,124
Core FFO per basic share[1]		0.31
Q2 2017 dividend per share		0.27
Annualized Q2 2017 dividend per share		1.08

Balance Sheet, Capitalization and Trading Statistics

Total consolidated assets	24,909,731
CLNS OP share of consolidated assets	18,942,399
Total consolidated debt[2]	10,239,832
CLNS OP share of consolidated debt[2]	8,016,958
Shares and OP units outstanding as of May 5, 2017	585,019
Share price as of May 5, 2017	13.15
Market value of common equity & OP units	7,692,993
Liquidation preference of perpetual preferred equity	1,612,390
Insider ownership of shares and OP units	7.1%
AUM	55.6 billion

Notes:
See Appendix of this presentation for definitions.
(1) Colony NorthStar, Inc. was formed through a tri-party merger among Colony Capital, Inc. ("Colony"); NorthStar Asset Management Group Inc.; and NorthStar Realty Finance Corp., which closed on January 10, 2017. These earnings metrics represents the pre-merger financial information of Colony, as the accounting acquirer, on a stand-alone basis prior to, and including, January 10, 2017 and following January 10, 2017, results of operations of Colony NorthStar, Inc.
(2) Represents principal balance and excludes debt issuance costs, discounts and premiums. Excludes $336 million principal balance of non-recourse CDO securitization debt.

Colony NorthStar, Inc. | Supplemental Financial Report 6

Ib. Overview - Summary of Segments

($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Healthcare Real Estate [1]		
Q1 2017 net operating income[2]	$ 79,405	$ 56,600
Annualized net operating income	317,619	226,402
Investment-level non-recourse financing[3]	3,353,825	2,395,039
Industrial Real Estate		
Q1 2017 net operating income[2]	38,197	16,440
Annualized net operating income	152,789	65,760
Investment-level non-recourse financing[3]	674,585	288,004
Hospitality Real Estate		
Q1 2017 EBITDA[2]	61,181	57,666
Annualized EBITDA[4]	274,686	258,906
Investment-level non-recourse financing[3]	2,628,432	2,455,088

Notes:
(1) NOI includes $1.4 million of interest earned related to $85 million carrying value of healthcare real estate development loans related to the Company's healthcare real estate portfolio. This interest income is in the Interest Income line item on the Company's financial statements.
(2) Represents NOI/EBITDA for the full 90 day first quarter of 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the Appendix of this presentation.
(3) Represents unpaid principal balance.
(4) Annualized EBITDA is calculated using the pro rata percentage of historical Q1 2016 EBITDA relative to historical full year 2016 EBITDA to account for seasonality.

Colony NorthStar, Inc. | Supplemental Financial Report 7

Ib. Overview - Summary of Segments (cont'd)

($ in thousands except as noted; as of or for the three months ended March 31, 2017, unless otherwise noted)	Consolidated amount	CLNS OP share of consolidated amount
Other Equity and Debt[1]		
1) Net lease real estate equity		
a) Q1 2017 net operating income[2]	$ 16,376	$ 16,358
b) Investment-level non-recourse financing[3]	550,447	549,798
c) Carrying value - unconsolidated / equity method investments	6,168	6,168
2) Other real estate equity		
a) Undepreciated carrying value of real estate assets[4]	1,729,382	744,057
b) Investment-level non-recourse financing[3]	893,194	391,379
c) Carrying value - unconsolidated / equity method investments	332,929	284,917
3) Real estate debt		
a) Loans receivable[5]	4,044,713	2,875,767
b) Investment-level non-recourse financing (CLNS OP share includes $7 million of recourse debt)[3]	1,186,715	985,017
c) Carrying value - equity method investments	312,136	135,166
d) Carrying value - real estate assets (REO within debt portfolio) and other[4]	68,907	23,430
4) Special situations (see pg. 30 for details)		
a) Carrying value and market value of Colony Starwood Homes position		360,330
5) Real estate PE fund investments		
a) Carrying value		400,984
6) CRE securities		
a) Net carrying value		175,560
Investment Management		
AUM ($ in millions)		40,705
Q1 2017 fee revenue and earnings of investments in unconsolidated ventures[2]		60,385
Net Assets[6]		
Cash and cash equivalents, restricted cash and other assets	1,410,291	1,156,927
Accrued and other liabilities and dividends payable	978,812	814,858
Net assets	431,479	342,069

Notes:
(1) Includes assets classified as held for sale on the Company's financial statements.
(2) Represents financial data for the full 90 day first quarter of 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the Appendix of this presentation.
(3) Represents unpaid principal balance.
(4) Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.
(5) Excludes $4 million carrying value of real estate debt investments held in a CDO securitization and $85 million carrying value of healthcare real estate development loans related to the Company's healthcare real estate portfolio.
(6) Assets exclude $10 million of deferred financing costs and liabilities excludes $201 million of deferred tax liabilities and other liabilities which are not due in cash.

Colony NorthStar, Inc. | Supplemental Financial Report 8

Colony NorthStar, Inc. | Supplemental Financial Report 9 ($ in thousands, except per share data) (Unaudited) As of March 31, 2017 Assets Cash and cash equivalents 633,210 Restricted cash 316,288 Real estate assets, net 13,460,872 Loans receivable, net 4,039,995 Investments in unconsolidated ventures 1,561,640 Securities available for sale, at fair value 413,570 Goodwill 1,717,365 Deferred leasing costs and intangible assets, net 1,019,204 Assets held for sale 1,276,695 Other assets 420,143 Due from affiliates 50,749 Total assets 24,909,731$ Liabilities Debt, net 10,249,548 Accrued and other liabilities 964,027 Intangible liabilities, net 228,623 Liabilities related to assets held for sale 77,141 Due to affiliates 39,878 Dividends payable 175,498 Total liabilities 11,734,715 Commitments and contingencies Redeemable noncontrolling interests 79,472 Equity Stockholders’ equity: Preferred stock, $0.01 par value per share; $1,612,400 liquidation preference; 250,000 shares authorized; 64,496 shares issued and outstanding 1,604,651 Common stock, $0.01 par value per share Class A, 949,000 shares authorized; 557,404 shares issued and outstanding 5,574 Class B, 1,000 shares authorized; 770 shares issued and outstanding 8 Additional paid-in capital 7,994,460 Distributions in excess of earnings (401,069) Accumulated other comprehensive loss (23,750) Total stockholders’ equity 9,179,874 Noncontrolling interests in investment entities 3,450,385 Noncontrolling interests in Operating Company 465,285 Total equity 13,095,544 Total liabilities, redeemable non-controlling interests and equity 24,909,731$ IIa. Financial Results - Consolidated Balance Sheet

Colony NorthStar, Inc. | Supplemental Financial Report 10 ($ in thousands, except per share data) (Unaudited) As of March 31, 2017 Assets Cash and cash equivalents 116,731$ Restricted cash 70,050 Real estate assets, net 3,777,337 Loans receivable, net 1,194,502 Investments in unconsolidated ventures 275,363 Securities available for sale, at fair value - Goodwill 1,530 Deferred leasing costs and intangible assets, net 184,189 Assets held for sale 281,060 Other assets 66,828 Due from affiliates (258) Total assets 5,967,332$ Liabilities Debt, net 2,186,178 Accrued and other liabilities 161,433 Intangible liabilities, net 71,390 Liabilities related to assets held for sale 15,953 Due to affiliates 2,521 Dividends payable - Total liabilities 2,437,475 Commitments and contingencies - Redeemable noncontrolling interests 79,472 Equity Stockholders’ equity: Preferred stock, $0.01 par value per share; $1,612,400 liquidation preference; 250,000 shares authorized; 64,496 shares issued and outstanding - Common stock, $0.01 par value per share Class A, 949,000 shares authorized; 557,404 shares issued and outstanding - Class B, 1,000 shares authorized; 770 shares issued and outstanding - Additional paid-in capital - Distributions in excess of earnings - Accumulated other comprehensive loss - Total stockholders’ equity - Noncontrolling interests in investment entities 3,450,385 Noncontrolling interests in Operating Company - Total equity 3,529,857 Total liabilities, redeemable non-controlling interests and equity 5,967,332$ IIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

IIc. Financial Results - Consolidated Segment Operating Results

($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
	Three Months Ended March 31, 2017						
Revenues							
Property operating income	$ 137,431	$ 56,679	$ 175,670	$ 57,074	$ —	$ —	$ 426,854
Interest income	1,231	—	—	114,181	—	132	115,544
Fee income	—	—	—	40	53,210	—	53,250
Other income	151	363	43	3,791	6,430	739	11,517
Total revenues	138,813	57,042	175,713	175,086	59,640	871	607,165
Expenses							
Property operating expense	60,686	16,497	118,491	20,675	—	—	216,349
Interest expense	41,092	12,426	27,249	30,819	—	14,692	126,278
Investment, servicing and commission expense	2,820	101	1,737	4,306	2,247	596	11,807
Transaction costs	35	—	—	3,638	—	83,667	87,340
Depreciation and amortization	40,881	24,639	30,041	28,218	12,483	1,158	137,420
Provision for loan loss	—	—	—	6,724	—	—	6,724
Impairment loss	—	—	—	8,519	—	—	8,519
Compensation expense	1,450	2,237	1,303	3,708	24,142	58,978	91,818
Administrative expenses	337	1,221	394	3,404	3,415	17,143	25,914
Total expenses	147,301	57,121	179,215	110,011	42,287	176,234	712,169
Other income (loss)							
Gain on sale of real estate assets	—	—	—	8,970	—	—	8,970
Other gain (loss), net	1,464	—	(76)	(1,641)	(450)	26,084	25,381
Earnings of investments in unconsolidated ventures	—	—	—	108,837	5,155	—	113,992
Income (loss) before income taxes	(7,024)	(79)	(3,578)	181,241	22,058	(149,279)	43,339
Income tax benefit (expense)	(2,242)	598	(38)	(1,333)	(2,069)	1,375	(3,709)
Net income (loss) from continuing operations	(9,266)	519	(3,616)	179,908	19,989	(147,904)	39,630
Income (loss) from discontinued operations	—	—	—	—	—	12,560	12,560
Net income (loss)	(9,266)	519	(3,616)	179,908	19,989	(135,344)	52,190
Net income (loss) attributable to noncontrolling interests:							
Redeemable noncontrolling interests	$ —	$ —	$ —	$ —	$ 617	$ —	$ 617
Investment entities	$ (314)	$ 585	$ (441)	$ 27,229	$ —	$ —	$ 27,059
Operating Company	$ (514)	$ (4)	$ (182)	$ 8,767	$ 1,112	$ (10,262)	$ (1,083)
Net income (loss) attributable to Colony NorthStar, Inc.	(8,438)	(62)	(2,993)	143,912	18,260	(125,082)	25,597
Preferred stock dividends	—	—	—	—	—	30,813	30,813
Net income (loss) attributable to common stockholders	$ (8,438)	$ (62)	$ (2,993)	$ 143,912	$ 18,260	$ (155,895)	$ (5,216)

Colony NorthStar, Inc. | Supplemental Financial Report 11

IId. Financial Results - Noncontrolling Interests' Share Segment Operating Results

($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
	Three Months Ended March 31, 2017						
Revenues							
Property operating income	$ 16,371	$ 28,931	$ 13,853	$ 20,716	$ -	$ -	$ 79,871
Interest income	182	-	-	35,709	-	-	35,891
Fee income	-	-	-	-	2,036	-	2,036
Other income	22	(357)	2	2,400	109	-	2,176
Total revenues	**16,575**	**28,574**	**13,855**	**58,825**	**2,145**	**-**	**119,974**
Expenses							
Property operating expense	6,740	8,405	9,433	9,683	-	-	34,261
Interest expense	5,184	6,302	2,287	7,346	-	-	21,119
Investment, servicing and commission expense	274	49	161	2,213	135	-	2,832
Transaction costs	-	-	-	1,109	-	-	1,109
Depreciation and amortization	4,806	12,478	2,495	8,740	340	-	28,859
Provision for loan loss	-	-	-	3,289	-	-	3,289
Impairment loss	-	-	-	5,683	-	-	5,683
Compensation expense	(1)	606	(1)	531	870	-	2,005
Administrative expenses	44	454	30	1,756	214	-	2,498
Total expenses	**17,047**	**28,294**	**14,405**	**40,350**	**1,559**	**-**	**101,655**
Other income (loss)							
Gain on sale of real estate assets	-	-	-	5,574	-	-	5,574
Other gain (loss), net	217	-	(12)	(750)	(1)	-	(546)
Earnings of investments in unconsolidated ventures	-	-	-	4,974	42	-	5,016
Income (loss) before income taxes	**(255)**	**280**	**(562)**	**28,273**	**627**	**-**	**28,363**
Income tax benefit (expense)	(59)	305	121	(1,044)	(10)	-	(687)
Net income (loss) from continuing operations	**(314)**	**585**	**(441)**	**27,229**	**617**	**-**	**27,676**
Income (loss) from discontinued operations	-	-	-	-	-	-	-
Net income (loss) attributable to noncontrolling interests	**$ (314)**	**$ 585**	**$ (441)**	**$ 27,229**	**$ 617**	**$ -**	**$ 27,676**

Colony NorthStar, Inc. | Supplemental Financial Report 12

IIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total OP pro rata share	Amounts attributable to noncontrolling interests	CLNS consolidated as reported
	Three Months Ended March 31, 2017								
	OP pro rata share by segment								
Net income (loss) attributable to common stockholders	$ (8,438)	$ (62)	$ (2,993)	$ 143,912	$ 18,260	$ (155,895)	$ (5,216)	$ -	$ (5,216)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(514)	(4)	(182)	8,767	1,112	(10,262)	(1,083)	-	(1,083)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(8,952)	(66)	(3,175)	152,679	19,372	(166,157)	(6,299)	-	(6,299)
Adjustments for FFO:									
Real estate depreciation and amortization	31,277	12,124	28,064	24,499	-	-	95,964	32,581	128,545
Impairment write-downs associated with depreciable real estate	-	-	-	2,827	-	-	2,827	5,686	8,513
(Gain) loss from sales of depreciable real estate	-	-	-	(3,529)	-	2,108	(1,421)	(5,572)	(6,993)
Less: Net income (loss) attributable to noncontrolling interests-Operating Company	-	-	-	-	-	-	-	(32,695)	(32,695)
FFO	$ 22,325	$ 12,058	$ 24,889	$ 176,476	$ 19,372	$ (164,049)	$ 91,071	$ -	$ 91,071
Additional adjustments for Core FFO:									
Gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO[(1)]	-	-	-	(51,572)	-	-	(51,572)	(120)	(51,692)
Equity-based compensation expense[(2)]	724	384	160	300	1,820	28,796	32,184	-	32,184
Straight-line rent revenue and straight-line rent expense on ground leases	(3,460)	(913)	(5)	(943)	-	-	(5,321)	(2,636)	(7,957)
Change in fair value of contingent consideration	-	-	-	-	-	(3,400)	(3,400)	-	(3,400)
Amortization of acquired above- and below-market lease values	(1,598)	82	(9)	1,134	-	-	(391)	(366)	(757)
Amortization of deferred financing costs and debt premiums and discounts	4,330	1,743	2,059	4,505	(26)	1,619	14,230	5,698	19,928
Unrealized fair value gains or losses and foreign currency remeasurements	(994)	-	76	332	(414)	(22,153)	(23,153)	(180)	(23,333)
Acquisition and merger-related transaction costs	29	-	-	2,529	-	83,666	86,224	1,116	87,340
Merger integration costs[(3)]	-	-	-	-	-	19,455	19,455	-	19,455
Amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships	-	-	(235)	-	12,019	-	11,784	560	12,344
Non-real estate depreciation and amortization	-	37	450	-	1,296	-	1,783	59	1,842
Gain on remeasurement of consolidated investment entities and the effect of amortization thereof	-	-	-	2,867	-	-	2,867	5,782	8,649
Deferred tax effect on certain of the foregoing adjustments[(4)]	-	-	-	-	(2,637)	-	(2,637)	1	(2,636)
Less: Adjustments attributable to noncontrolling interests in investment entities	-	-	-	-	-	-	-	(9,914)	(9,914)
Core FFO	$ 21,356	$ 13,391	$ 27,385	$ 135,628	$ 31,430	$ (56,066)	$ 173,124	$ -	$ 173,124

Notes:

(1) Includes $51.1 million of depreciation, amortization and impairment charges previously adjusted to calculate FFO and Core Earnings, a non-GAAP measure used by Colony prior to its internalization of the manager.

(2) Includes $26.0 million of replacement award amortization.

(3) Merger integration costs represent costs and charges incurred during the integration of Colony, NSAM and NRF. These integration costs are not reflective of the Company's core operating performance and the Company does not expect to incur these costs subsequent to the completion of the merger integration. The majority of integration costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

(4) Adjustment represents the deferred tax effect of amortization and impairment of investment management intangibles assumed in business combinations.

Colony NorthStar, Inc. | Supplemental Financial Report 13

Colony NorthStar, Inc. | Supplemental Financial Report 14 ($ in thousands, except per share data; as of March 31, 2017, unless otherwise noted) Consolidated amount CLNS OP share of consolidated amount Debt (UPB) $1,000,000 Revolving credit facility -$ -$ Convertible/exchangeable senior notes 631,860 631,860 Corporate aircraft promissory note 40,656 40,656 Trust Preferred Securities ("TruPS") 280,117 280,117 Investment-level debt: Healthcare 3,353,825 2,395,039 Industrial 674,585 288,004 Hospitality 2,628,432 2,455,088 Other Equity and Debt(1) 2,630,356 1,926,194 Total investment-level debt 9,287,198 7,064,325 Total debt 10,239,832 8,016,958 Perpetual preferred equity, redemption value Total perpetual preferred equity 1,612,390 Common equity as of May 5, 2017 Price per share Shares / Units Class A and B common stock and restricted stock units 13.15$ 552,151 7,260,779 OP units 13.15 32,868 432,214 Total market value of common equity 7,692,993 Total capitalization 17,322,341$ Liquidity as of May 5, 2017 Unrestricted cash 271,872$ Undrawn revolving credit facility 924,000 Total potential liquidity 1,195,872$ IIIa. Capitalization - Overview and Liquidity Notes: (1) Excludes $336 million principal balance of non-recourse CDO securitization debt.

Colony NorthStar, Inc. | Supplemental Financial Report 15 ($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted) Investment-level debt overview Consolidated CLNS OP share of consolidated amount Type Unpaid principal balance Unpaid principal balance Wtd. avg. years remaining to maturity Wtd. avg. interest rate Healthcare Non-recourse 3,353,825$ 2,395,039$ 3.7 4.8% Industrial Non-recourse 674,585 288,004 11.0 3.7% Hospitality Non-recourse 2,628,432 2,455,088 2.6 4.1% Other Equity and Debt Net lease real estate equity Non-recourse 550,447 549,798 8.0 4.0% Other real estate equity Non-recourse 893,194 391,379 3.0 3.3% Real estate debt(1) Non-recourse(2) 1,186,715 985,017 9.8 3.3% Total investment-level debt 9,287,198$ 7,064,325$ 4.8 4.2% IIIb. Capitalization - Investment-Level Debt Overview Notes: (1) Excludes $336 million principal balance of non-recourse CDO securitization debt. (2) $7 million is recourse debt.

Colony NorthStar, Inc. | Supplemental Financial Report 16 ($ in thousands, except as noted; as of March 31, 2017) Revolving credit facility Maximum principal amount 1,000,000$ Amount outstanding - Initial maturity January 11, 2021 Fully-extended maturity January 10, 2022 Interest rate LIBOR + 2.25% Financial covenants as defined in the Credit Agreement: Covenant level Consolidated Tangible Net Worth Minimum $4,550 million Consolidated Fixed Charge Coverage Ratio Minimum 1.50 to 1.00 Consolidated Interest Coverage Ratio Minimum 3.00 to 1.00 Consolidated Leverage Ratio Maximum 0.65 to 1.00 Company status: As of March 31, 2017, CLNS is meeting all required covenant threshold levels IIIc. Capitalization - Revolving Credit Facility Overview

IIId. Capitalization - Corporate Securities Overview

($ in thousands, except per share data; as of March 31, 2017, unless otherwise noted)

Convertible/exchangeable debt

Description	Outstanding principal	Final due date	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares	Redemption date
5.0% Convertible senior notes	$ 200,000	April 15, 2023	5.00% fixed	$ 15.76	63.4700	12,694	On or after April 22, 2020[1]
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288	On or after January 22, 2019[1]
7.25% Exchangeable senior notes	12,955	June 15, 2027	7.25% fixed	21.95	45.5548	590	Redeemable
5.375% Exchangeable senior notes	16,405	June 15, 2033	5.375% fixed	12.04	83.0837	1,363	On or after June 15, 2020[1]
Total convertible debt	**$ 631,860**						

TruPS

Description	Outstanding principal	Final due date	Interest rate
Trust I	$ 41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	**$ 280,117**		

Perpetual preferred stock

Description	Liquidation preference	Shares outstanding	Callable period
Series A 8.75% cumulative redeemable perpetual preferred stock	$ 61,667	2,467	Callable
Series B 8.25% cumulative redeemable perpetual preferred stock	349,973	13,999	Callable
Series C 8.875% cumulative redeemable perpetual preferred stock	125,000	5,000	On or after October 11, 2017
Series D 8.5% cumulative redeemable perpetual preferred stock	200,000	8,000	On or after April 10, 2018
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	On or after May 15, 2019
Series F 8.5% cumulative redeemable perpetual preferred stock	252,000	10,080	Callable
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	On or after June 19, 2019
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Total preferred stock	**$ 1,612,390**	**64,496**	

Notes:
(1) Callable at principal amount only if CLNS common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days.

Colony NorthStar, Inc. | Supplemental Financial Report 17

IIIe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of March 31, 2017)

Consolidated debt maturity and amortization schedule

	Payments due by period[1]					
	Q2-Q4 2017	2018	2019[2]	2020	2021 and after	Total
$1,000,000 Revolving credit facility	$ -	$ -	$ -	$ -	$ -	$ -
Convertible/exchangeable senior notes	-	-	-	-	631,860	631,860
Corporate aircraft promissory note	1,449	2,029	2,134	2,244	32,800	40,656
TruPS	-	-	-	-	280,117	280,117
Investment-level debt:						
Healthcare	280,871	10,074	2,236,752	61,550	764,577	3,353,825
Industrial	583	806	78,113	875	594,209	674,585
Hospitality	211,682	-	2,169,000	247,750	-	2,628,432
Other Equity and Debt[3]	441,539	386,035	145,887	70,033	1,586,862	2,630,356
Total debt	**$ 936,125**	**$ 398,944**	**$ 4,631,886**	**$ 382,452**	**$ 3,890,425**	**$ 10,239,832**

Pro rata debt maturity and amortization schedule

	Payments due by period[1]					
	Q2-Q4 2017	2018	2019[2]	2020	2021 and after	Total
$1,000,000 Revolving credit facility	$ -	$ -	$ -	$ -	$ -	$ -
Convertible/exchangeable senior notes	-	-	-	-	631,860	631,860
Corporate aircraft promissory note	1,449	2,029	2,134	2,244	32,800	40,656
TruPS	-	-	-	-	280,117	280,117
Investment-level debt:						
Healthcare	196,041	7,525	1,574,471	46,005	570,997	2,395,039
Industrial	249	344	33,349	373	253,689	288,004
Hospitality	206,390	-	2,000,948	247,750	-	2,455,088
Other Equity and Debt[3]	281,019	142,964	35,716	38,364	1,428,131	1,926,194
Total debt	**$ 685,148**	**$ 152,862**	**$ 3,646,618**	**$ 334,737**	**$ 3,197,594**	**$ 8,016,958**

Notes:
(1) Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower's discretion.
(2) Subsequent to the first quarter 2017, the Company executed commitment letters to refinance approximately $1.6 billion of consolidated mortgage debt in the Hospitality Real Estate segment, extending the fully extended maturity dates from 2019 to 2022 at a moderately reduced interest rates.
(3) Excludes $336 million principal balance of non-recourse CDO securitization debt.

Colony NorthStar, Inc. | Supplemental Financial Report 18

IVa. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted)

Net operating income	Consolidated amount[1]	CLNS OP share of consolidated amount[1]
Net operating income[2]:		
MOB's	$ 13,700	$ 9,766
Senior Housing - Operating	18,333	13,068
Triple-Net Lease:		
Senior Housing	13,503	9,625
Skilled Nursing Facilities	28,451	20,280
Hospitals	5,418	3,862
Total net operating income	$ 79,405	$ 56,601
Annualized net operating income	$ 317,620	$ 226,404

Portfolio overview	Total number of buildings	Capacity	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
MOB's	113	4.0 million sq. ft.	85.1%	N/A	5.1
Senior Housing - Operating	109	6,436 units	86.8%	N/A	N/A
Triple-Net Lease:					
Senior Housing	82	4,065 units	85.7%	1.5x	11.5
Skilled Nursing Facilities	107	12,794 beds	84.2%	1.4x	7.6
Hospitals	14	817 beds	60.9%	3.7x	12.0
Total/W.A healthcare	**425**		**83.6%**	**1.7x**	**9.5**

Same store financial/operating results related to the segment

	% Occupied[3]		TTM Lease Coverage[4]		NOI		
	Q1 2017	Q4 2016	12/31/2016	9/30/2016	Q1 2017	Q4 2016	% Change
MOB's	85.1%	85.8%	n/a	n/a	$ 13,593	$ 14,806	-8.2%
Senior Housing - Operating	86.8%	88.1%	n/a	n/a	18,333	18,291	0.2%
Triple-Net Lease:							
Senior Housing	85.7%	86.6%	1.5x	1.6x	13,503	14,034	-3.8%
Skilled Nursing Facilities	84.2%	84.2%	1.4x	1.4x	28,451	28,162	1.0%
Hospitals	60.9%	62.8%	3.7x	3.3x	5,418	5,125	5.7%
Total/W.A healthcare	**83.6%**	**84.5%**	**1.7x**	**1.7x**	**$ 79,298**	**$ 80,418**	**-1.4%**

Notes:
(1) Represents NOI for the full 90 day first quarter of 2017. CLNS OP Share represents Consolidated NOI multiplied by the Company's interest as of March 31, 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the Appendix of this presentation.
(2) Consolidated NOI includes $1.4 million of interest earned related to $85 million of healthcare real estate development loans related to the Company's healthcare real estate portfolio. This interest income is in the Interest Income line item on the Company's financial statements.
(3) Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB's is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator's patient occupancy for all types except MOB.
(4) Represents the ratio of EBITDAR to cash rent on a trailing twelve month basis.

Colony NorthStar, Inc. | Supplemental Financial Report 19

IVb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended March 31, 2017, unless otherwise noted)

Triple-Net Lease Coverage [(1)]

December 31, 2016 TTM Lease Coverage	# of Leases	% of Total Portfolio December 31, 2016 TTM NOI: Senior Housing	% of Total Portfolio December 31, 2016 TTM NOI: Skilled Nursing Facilities & Hospitals	% of Total Portfolio December 31, 2016 TTM NOI: % Total NOI	WA Remaining Lease Term
Less than 0.99x	3	2%	6%	8%	5 yrs
1.00x - 1.09x	2	1%	2%	3%	11 yrs
1.10x - 1.19x	2	0%	6%	6%	9 yrs
1.20x - 1.29x	2	2%	3%	5%	8 yrs
1.30x - 1.39x	1	0%	5%	5%	12 yrs
1.40x - 1.49x	2	0%	4%	4%	10 yrs
1.50x and greater	6	8%	11%	19%	10 yrs
Total / W.A.	**18**	**13%**	**37%**	**50%**	**9 yrs**

Revenue Mix [(2)]

	December 31, 2016 TTM: Private Pay	December 31, 2016 TTM: Medicare	December 31, 2016 TTM: Medicaid
MOB's	100%	0%	0%
Senior Housing - Operating	85%	4%	11%
Triple-Net Lease:			
Senior Housing	64%	0%	36%
Skilled Nursing Facilities	21%	20%	58%
Hospitals	12%	37%	51%
W.A.	**56%**	**11%**	**33%**

Notes:

(1) Represents the ratio of EBITDAR to cash rent on a trailing twelve month basis. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2) Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony NorthStar, Inc. | Supplemental Financial Report 20

Colony NorthStar, Inc. | Supplemental Financial Report 21 ($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted) Top 10 Geographic Locations by NOI Number of buildings NOI Illinois 39 8,777$ UK 43 8,384 Florida 27 7,222 Indiana 55 7,186 Oregon 31 5,016 California 18 4,839 Texas 32 4,834 Ohio 35 4,826 Pennsylvania 11 4,705 Georgia 22 4,657 Total 313 60,446$ Top 10 Operators/Tenants by NOI Property Type/Primary Segment Number of buildings NOI % Occupied TTM Lease Coverage WA Remaining Lease Term Senior Lifestyle Sr. Housing / RIDEA 82 15,273$ 88.5% n/a n/a Caring Homes (U.K.)(1) Sr. Housing / NNN 43 7,353 90.4% 1.8x 14 yrs Mid-Atlantic Healthcare SNF / NNN 11 4,721 90.0% 1.3x 12 yrs Wellington Healthcare SNF / NNN 11 4,354 90.1% 1.1x 10 yrs Frontier Sr. Housing / RIDEA/NNN 20 3,962 86.0% n/a n/a Miller SNF / NNN 28 3,776 72.7% 2.1x 0 yrs Symphony / NuCare SNF / NNN 9 3,426 76.6% 0.8x 5 yrs Consulate SNF / NNN 10 2,846 94.2% 1.4x 11 yrs Opis SNF / NNN 11 2,741 90.3% 1.3x 7 yrs Grace SNF / NNN 9 2,555 84.7% 0.9x 4 yrs Total 234 51,007$ IVb. Healthcare Real Estate - Portfolio Overview (cont’d) Notes: (1) Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony NorthStar, Inc. | Supplemental Financial Report 22 ($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted) Net operating income Consolidated amount Net operating income(1) 38,197$ 16,440$ Annualized net operating income 152,789$ 65,760$ Portfolio Overview Total number of buildings 353 Rentable square feet 39,029 % leased at end of period 95.9% Average remaining lease term 4 years Same store financial/operating results related to the segment Q1 2017 Q4 2016 % Change Same store number of buildings 334 334 0.0% % leased at end of period 95.8% 95.8% 0.1% Revenues 51,501$ 49,743$ 3.5% NOI 35,471$ 35,383$ 0.2% CLNS OP share of consolidated amount Va. Industrial Real Estate - Summary Metrics and Operating Results Notes: (1) Represents NOI for the full 90 day first quarter of 2017. CLNS OP Share represents Consolidated NOI multiplied by the Company’s interest as of March 31, 2017. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the Appendix of this presentation.

Colony NorthStar, Inc. | Supplemental Financial Report 23 ($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted) Top 10 Geographic Locations by NOI Number of buildings Rentable square feet (in thousands) NOI % leased at end of period Atlanta 82 8,105 7,616$ 96.4% Dallas 70 7,191 7,093 98.2% Chicago 34 3,972 3,534 93.9% New Jersey, South / Philadelphia 30 3,328 3,108 93.8% Orlando 18 3,032 2,924 97.0% Minneapolis 18 2,814 2,883 95.6% Phoenix 18 1,705 1,964 97.6% Houston 21 1,713 1,642 90.7% Kansas City 9 1,664 1,423 97.9% Salt Lake City 16 1,269 1,369 99.8% Total / W.A. 316 34,793 33,556$ 96.2% Top 10 Tenant Base by Industry Industry Total Leased Square Feet (in thousands) % of total Warehousing & Transportation 14,217 38.0% Manufacturing 6,340 16.9% Wholesale Trade 4,486 12.0% Professional, Scientific, and Technical Services 3,979 10.6% Health & Science 2,796 7.5% Construction & Contractors 2,512 6.7% Retail Trade 1,261 3.4% Entertainment & Recreation 1,058 2.8% Media & Information 665 1.8% Public Administration & Government 113 0.3% Total 37,427 100.0% Vb. Industrial Real Estate - Portfolio Overview

VIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted)

EBITDA	Consolidated amount[1]	CLNS OP share of consolidated amount[1]
EBITDA[2]:		
Select Service	$ 34,219	$ 32,253
Extended Stay	24,146	22,759
Full Service	2,816	2,654
Total EBITDA	$ 61,181	$ 57,666
Annualized EBITDA[3]	$ 274,686	$ 258,906

Portfolio overview by type

	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q1 2017 EBITDA[1][2]	EBITDA margin
Select Service	97	13,193	67.6%	$ 123	$ 83	$ 34,219	32.0%
Extended Stay	66	7,936	73.4%	130	96	24,146	35.0%
Full Service	4	962	67.3%	167	112	2,816	18.0%
Total / W.A.	**167**	**22,091**	**69.7%**	**$ 128**	**$ 89**	**$ 61,181**	**32.1%**

Same store financial/operating results related to the segment by brand

	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		Q1 2017 EBITDA[1][2]		
Brand	**Q1 2017**	**Q1 2016**	**Q1 2017**	**Q1 2016**	**Q1 2017**	**Q1 2016**	**Q1 2017**	**Q1 2016**	**% Change**
Marriott	68.8%	69.3%	$ 129	$ 128	$ 89	$ 89	$ 48,229	$ 50,644	-4.8%
Hilton	72.8%	70.9%	123	120	90	85	9,679	8,863	9.2%
Other	72.5%	72.5%	129	131	93	95	3,273	3,798	-13.8%
Total / W.A.	**69.7%**	**69.7%**	**$ 128**	**$ 127**	**$ 89**	**$ 89**	**$ 61,181**	**$ 63,305**	**-3.4%**

Notes:
(1) Represents EBITDA for the full 90 day first quarter of 2017. CLNS OP Share represents Consolidated EBITDA multiplied by the Company's interest as of March 31, 2017. For a reconciliation of net income/(loss) attributable to common stockholders to EBITDA please refer to the Appendix of this presentation.
(2) Q1 2017 Consolidated EBITDA excludes FF&E reserve amounts of $8.5 million.
(3) Annualized EBITDA is calculated using the pro rata percentage of historical Q1 2016 EBITDA relative to historical full year 2016 EBITDA to account for seasonality.

Colony NorthStar, Inc. | Supplemental Financial Report 24

Colony NorthStar, Inc. | Supplemental Financial Report 25 ($ in thousands; as of March 31, 2017, unless otherwise noted) Top 10 Geographic Locations by EBITDA Number of hotels Number of rooms Number of rooms-select service Number of rooms-extended stay Number of rooms-full service EBITDA California 18 2,254 1,243 1,011 - 11,575$ Florida 12 2,060 1,186 291 583 11,623 Texas 28 3,230 1,952 1,278 - 6,645 New Jersey 12 1,884 718 942 224 3,206 New York 8 1,010 710 300 - 1,522 North Carolina 7 981 831 150 - 2,773 Washington 5 664 160 504 - 2,822 Virginia 11 1,473 1,210 263 - 2,461 Michigan 6 809 601 208 - 2,295 Georgia 7 974 694 280 - 2,684 Total / W.A. 114 15,339 9,305 5,227 807 47,606$ VIb. Hospitality Real Estate - Portfolio Overview

VIIa. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of March 31, 2017, unless otherwise noted)

Net Lease Real Estate Equity

	Number of buildings	Rentable square feet (thousands)	Consolidated amount NOI	CLNS OP share of consolidated amount NOI	% leased at end of period	Weighted average remaining lease term
U.S.:						
Office	8	1,716	$ 6,094	$ 6,076	94.7%	4.3
Retail	10	468	1,205	1,205	100.0%	6.8
Industrial	3	1,140	587	587	100.0%	12.3
Education	1	82	382	382	100.0%	10.2
Europe:						
Office	29	1,478	5,153	5,153	100.0%	12.8
Education	20	304	2,954	2,954	100.0%	17.8
Total / weighted average	**71**	**5,188**	**$ 16,376**	**$ 16,358**	**98.3%**	**9.6**

Other Real Estate Equity

	Number of buildings	Rentable square feet (thousands)	Consolidated amount Undepreciated carrying value	CLNS OP share of consolidated amount Undepreciated carrying value	% leased at end of period	Weighted average remaining lease term
U.S.:						
Office	14	1,480	$ 262,337	$ 228,034	78.5%	3.5
Multifamily	1	N/A	59,752	53,822	96.7%	N/A
Hotel	5	N/A	29,801	9,805	59.4%	N/A
Europe:						
Industrial	38	2,795	151,833	68,832	100.0%	7.0
Office	37	973	141,668	65,464	73.0%	10.1
Mixed / Retail	274	8,620	1,083,991	318,101	70.9%	7.4
Total / weighted average	**369**	**13,867**	**$ 1,729,382**	**$ 744,057**	**77.7%**	**7.1**
Unconsolidated joint ventures (Net Lease & Other RE Equity)			339,097	291,085		

Colony NorthStar, Inc. | Supplemental Financial Report 26

Colony NorthStar, Inc. | Supplemental Financial Report 27 ($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted) Portfolio Overview (1) Consolidated amount CLNS OP share of consolidated amount Non-PCI loans Loans receivables held for investment, net 3,277,168$ 2,386,913$ Loans receivables held for sale, net 93,270 93,270 Non-recourse investment-level financing (UPB) 970,714 912,574 Carrying value - equity method investments 308,787 131,818 PCI loans Loans receivables held for investment, net 674,275 395,584 Non-recourse investment-level financing (UPB) 63,807 22,200 Carrying value - equity method investments 3,349 3,349 Other Carrying value - real estate assets (REO) 68,907 23,430 Warehouse facility (UPB) 27,860 27,860 Subscription line (UPB) 124,334 22,384 Total Portfolio Loans receivables held for investment, net 3,951,443 2,782,497 Loans receivables held for sale, net 93,270 93,270 Carrying value - equity method investments 312,136 135,166 Carrying value - real estate assets (REO) 68,907 23,430 Non-recourse investment-level financing (UPB) 1,034,521 934,774 Warehouse facility (UPB) 27,860 27,860 Subscription Line (UPB) 124,334 22,384 Total debt (UPB) 1,186,715 985,017 VIIb. Other Equity and Debt - Real Estate Debt Notes: (1) Excludes $4 million carrying value of real estate debt investments held in a CDO securitization and $85 million carrying value of healthcare real estate development loans related to the Company’s healthcare real estate portfolio.

VIIb. Other Equity and Debt - Real Estate Debt (cont'd)

($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted)

Loans receivable held for investment by loan type [1]

	Consolidated amount	CLNS OP share of consolidated amount		
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans				
Fixed rate				
First mortgage loans	$ 830,086	$ 475,943	5.4%	2.2
Securitzed mortgage loans	65,881	65,881	5.8%	13.4
Second mortgage loans / B-notes	282,679	193,837	10.4%	4.6
Mezzanine loans	319,756	158,452	11.3%	2.4
Corporate	60,155	60,155	12.4%	10.0
Total fixed rate non-PCI loans	1,558,555	954,267	7.9%	4.0
Variable rate				
First mortgage loans	520,722	421,406	9.0%	0.9
Securitized mortgage loans	706,869	694,812	6.3%	3.1
Second mortgage loans / B-notes	146,855	126,728	6.5%	5.3
Mezzanine loans	347,698	192,688	11.5%	0.4
Total variable rate non-PCI loans	1,722,143	1,435,635	7.8%	2.3
Total non-PCI loans	3,280,698	2,389,903		
Allowance for loan losses	(3,531)	(2,989)		
Total non-PCI loans, net of allowance for loan losses	**3,277,168**	**2,386,913**		
PCI loans				
First mortgage loans	730,807	404,688		
Securitized mortgage loans	5,739	5,739		
Mezzanine loans	3,671	3,671		
Total PCI loans	740,217	414,098		
Allowance for loan losses	(65,943)	(18,515)		
Total PCI loans, net of allowance for loan losses	**674,275**	**395,584**		
Total loans receivable, net of allowance for loan losses	**$ 3,951,443**	**$ 2,782,497**		

Notes:
(1) Excludes $4 million carrying value of real estate debt investments held in a CDO securitization and $85 million carrying value of healthcare real estate development loans related to the Company's healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report 28

VIIb. Other Equity and Debt - Real Estate Debt (cont'd)

($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted)

Loans receivable held for investment by collateral type [(1)]

	Consolidated amount	CLNS OP share of consolidated amount		
	Net carrying amount	**Net carrying amount**	**Weighted average yield**	**Weighted average maturity in years**
Non-PCI Loans				
Hospitality	$ 989,144	$ 618,443	9.7%	2.5
Office	713,010	570,335	6.0%	1.1
Retail	553,277	419,505	7.5%	1.3
Multifamily	490,381	452,698	6.2%	7.8
Other	237,814	147,617	8.7%	0.8
Land	169,528	84,764	11.1%	1.6
Residential	60,548	30,274	13.3%	0.6
Corporate	54,058	54,058	11.6%	11.1
Industrial	9,407	9,219	13.6%	0.9
Total non-PCI loans, net of allowance for loan losses	**3,277,168**	**2,386,913**	**7.8%**	**3.0**
PCI Loans				
Retail	145,031	88,114		
Multifamily	133,096	48,858		
Office	121,291	99,606		
Hospitality	90,513	60,636		
Industrial	71,332	41,613		
Other	48,805	17,313		
Land	41,426	30,518		
Residential	22,683	8,847		
Healthcare	98	80		
Total PCI loans, net of allowance for loan losses	**674,275**	**395,584**		
Total loans receivable, net of allowance for loan losses	**$ 3,951,443**	**$ 2,782,497**		

Notes:
(1) Excludes $4 million carrying value of real estate debt investments held in a CDO securitization and $85 million carrying value of healthcare real estate development loans related to the Company's healthcare real estate portfolio.

Colony NorthStar, Inc. | Supplemental Financial Report 29

Colony NorthStar, Inc. | Supplemental Financial Report 30 ($ in thousands, except as noted; as of March 31, 2017, unless otherwise noted) Consolidated amount CLNS OP share of consolidated amount amount Colony Starwood Homes (NYSE: SFR) CLNS OP interest in SFR as of May 5, 2017 6.3% 6.3% SFR shares beneficially owned by OP and common stockholders 7.5 million 7.5 million SFR share price as of May 5, 2017 33.87$ 33.87$ Total market value of shares 255,243 255,243 Colony American Finance ("CAF") Carrying value 55,285 55,285 CLNS OP interest in CAF as of May 5, 2017 17.4% 17.4% Albertsons Carrying value 99,604 49,802 Number of post-IPO shares in Albertsons pursuant to preliminary prospectus dated October 2, 2015 8.45 million CLNS OP % ownership interest in post-IPO AB Acquisition LLC based on preliminary prospectus dated October 2, 2015 2.17% VIIc. Other Equity and Debt - Special Situations

VIId. Other Equity and Debt - Real Estate PE Fund Interests

($ in thousands; as of or for the three months ended March 31, 2017, unless otherwise noted)

Operating Results

Q1 2017 income[(1)]	$	12,331
Return of capital		15,785
Total distributions		28,116
Contributions		73
Net	$	28,043
Carrying value	$	400,984
Weighted average remaining term as of March 31, 2017		1.1 yrs

Portfolio Overview[(2)]

Number of funds		102
Number of general partners[(3)]		66
Underlying assets, at cost	$	22,554,700
Implied leverage[(4)]		44%
Expected remaining future capital contributions[(5)]	$	3,728

Investment by Types[(2)(6)]

Type	%
Office	19%
Land	16%
Multifamily	13%
Cash	12%
Lodging	12%
Other	8%
Retail	7%
Residential/Condo	5%
Debt	3%
Financial Services	3%
Healthcare	1%
Industrial	1%
Total	**100%**

Investment by Geography[(2)(6)]

Location	%
West	20%
Northeast	19%
Primarily Various U.S.	16%
Cash	12%
Southeast	9%
Midwest	8%
Mid-Atlantic	7%
Asia	5%
Europe	4%
Total	**100%**

Notes:
(1) Represents income for the full 90 day first quarter of 2017.
(2) Amounts presented exclude an immaterial economic interest retained in a real estate private equity fund portfolio which NRF sold in the fourth quarter 2015.
(3) Includes 12 funds and 16 general partners held across multiple PE Investments.
(4) Represents implied leverage for funds with investment-level financing, calculated as debt divided by assets at fair value.
(5) Represents the estimated amount of expected future capital contributions to funds as of December 31, 2016.
(6) Represents the underlying fund interests in PE Investments by investment type and geographic location based on NAV as of March 31, 2017.

Colony NorthStar, Inc. | Supplemental Financial Report 31

Colony NorthStar, Inc. | Supplemental Financial Report 32 ($ in thousands; as of March 31, 2017) Portfolio Overview Owned Bonds and Equity of Deconsolidated CDO's Principal amount Carrying Value Total owned deconsolidated CDO bonds 367,022$ 87,560$ Total owned deconsolidated CDO equity 16,872 Consolidated CDO's Principal amount Carrying Value Total consolidated CDO investments 715,244 287,287 Total consolidated non-recourse CDO financing 336,119 237,855 Net book value - consolidated CDOs 379,124 49,432 CMBS Principal amount Carrying Value 98,291 21,696 Income Q1 2017 aggregate income(1) 15,975 VIIe. Other Equity and Debt - CRE Securities Notes: (1) Represents income for the full 90 day first quarter of 2017.

Colony NorthStar, Inc. | Supplemental Financial Report 33 ($ in thousands, except as noted; as of March 31, 2017) Overview Segment Institutional funds 14,787$ Retail companies(1) 24,506 NorthStar Realty Europe (NYSE:NRE)(1) 3,500 Townsend(1) 11,785 Pro rata corporate investments (earnings of investments in unconsolidated ventures)(1) 5,806 Total fee revenue 60,385 (Less): Pre-merger fee revenue (4,613) Total Q1 2017 reported fee revenue and earnings of investments in unconsolidated ventures 55,772$ Operating Results Revenues Total fee revenue and earnings of investments in unconsolidated ventures 55,772$ Other income and commission income 6,836 Expenses Investment, servicing and commission expenses 2,112 Depreciation and amortization 12,143 Compensation expense 23,272 Administrative expenses 3,201 Total expenses 40,728 Other loss, net (449) Income tax expense (2,059) Net income attributable to common interests in OP and common stockholders 19,372 Equity-based compensation expense 1,820 Unrealized fair value gains or losses and foreign currency remeasurements (414) Amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships 12,019 Non-real estate depreciation and amortization 1,296 Amortization of deferred financing costs and debt premiums and discounts (26) Deferred tax effect on certain of the foregoing adjustments (2,637) Core FFO 31,430$ Q1 2017 Fee Revenue - CLNS OP Share VIIIa. Investment Management - Summary Metrics Notes: (1) Represents fee revenue for the full 90 day first quarter of 2017.

VIIIb. Investment Management – Assets Under Management

($ in millions, except as noted; as of March 31, 2017 unless otherwise noted)

Segment	Products	Description	AUM CLNS OP Share
Institutional Funds	• Credit ($3.8 billion) • Core plus / value-added ($1.8 billion) • Opportunistic ($1.9 billion) • Colony Industrial ($1.4 billion) • Other co-investment vehicles ($1.3 billion)	• 26 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • $10 billion of private equity capital raised since the beginning of 2008; $25 billion of private equity capital raised since inception	$ 10,201
Retail Companies	• NorthStar Income I ($1.6 billion) • NorthStar Healthcare ($3.6 billion) • NorthStar Income II ($1.8 billion) • NorthStar/RXR NY Metro Real Estate • NorthStar Real Estate Capital Income Fund • NorthStar/Townsend Institutional Real Estate Fund [(1)]	• Wholly-owned broker-deal subsidiary engaged as dealer-manager for all retail product offerings • Over $4 billion of capital raised to date with over $5 billion of current effective products • Manage public non-traded vehicles earning asset management, performance, acquisition and disposition fees	7,018
Public Company	• NorthStar Realty Europe Corp.	• Manage NYSE-listed European equity REIT • Earns base management fee with potential for incentive fees	1,975
Townsend	• Segregrated Mandates • Commingled Funds • Advisory Services	• 84% investment in The Townsend Group • Manage custom portfolios and fund-of-funds primary invested in direct real estate funds • Source co-investments and joint ventures alongside GPs • Fees comprised of recurring investment management fees, recurring advisory fees, and performance fees	14,507
Pro Rata Corporate Investments	• RXR Realty • American Healthcare Investors • Steelwave • Hamburg Trust	• CLNS recognizes at-share earnings from underlying pro rata corporate investments • 27% investment in RXR Realty, a real estate owner, developer and investment management company with over $12 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $2.5 billion of AUM	7,004
Total			**$ 40,705**

Notes:
(1) NorthStar/Townsend Institutional Real Estate Fund Inc. filed a registration statement on Form N-2 to the SEC in October 2016, which as of May 5, 2017, is not yet effective.

Colony NorthStar, Inc. | Supplemental Financial Report 34

VIIIc. Investment Management - Retail Companies

($ in thousands, except as noted; as of March 31, 2017, unless otherwise noted)

	NorthStar Income	NorthStar Healthcare	NorthStar Income II	NorthStar/RXR NY Metro Real Estate[1]	NorthStar Real Estate Capital Income Fund	Total
Capital Raising Status	Completed July 2013	Completed January 2016	Completed November 2016	Active	Active	
Primary Strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt	NY Metro Area CRE Equity and Debt	CRE Debt	
Offering Size	$1.2 billion[2]	$2.1 billion[2]	$1.65 billion[2]	$2.0 billion[2]	$3.2 billion[2]	$10.15 billion
Capital Raised						
During Q1 2017	$ 9,354	$ 16,701	$ 8,715	$ 5,200	-	$ 39,970
Year-to-date through 5-5-17	15,186	27,956	14,580	8,507	2,200	68,429
Inception to 5-5-17	1,262,555	1,897,297	1,154,041	21,916	2,200	4,338,009
Investments[3]						
During Q1 2017	33,450	118,865	150,184	-	-	302,499
As of 3-31-17	1,603,010	3,414,511	1,839,058	11,030	-	6,867,609
Cash as of 3-31-17	147,594	160,399	61,083	10,200	1,435	380,711
Fees earned during Q1 2017[4]						
Asset management fees	4,695	8,267	5,284	15	5	18,267
Acquisition fees	120	3,188	1,446	-	-	4,754
Disposition fees	776	-	709	-	-	1,485
Total fees	$ 5,591	$ 11,456	$ 7,439	$ 15	$ 5	$ 24,506

Notes:
(1) Fees earned are split 50/50 with partner.
(2) Represents dollar amounts of shares registered to offer pursuant to each company's public offering, distribution reinvestment plan, and follow-on public offering.
(3) Based on cost for real estate equity investments, which includes net purchase price allocation related to intangibles, deferred costs and other assets, if any, committed principal amount for real estate debt and securities and carrying value plus deferred acquisition prices for limited partnership interests in private equity funds.
(4) Represents fee revenue for the full 90 day first quarter of 2017.

Colony NorthStar, Inc. | Supplemental Financial Report 35

Colony NorthStar, Inc. | Supplemental Financial Report 36 APPENDICES

Colony NorthStar, Inc. | Supplemental Financial Report 37 IXa. Appendices - Definitions Assets Under Management (“AUM”) Refers to assets which the Company and its affiliates provides investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is generally based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at March 31, 2017, while retail companies and NorthStar Realty Europe are presented as of May 5, 2017. AUM further includes a) uncalled capital commitments and b) for corporate investments in affiliates with asset and investment management functions, includes the Company’s pro-rata share assets of each affiliate as presented and calculated by the affiliate. Affiliates include RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. NOI: Net Operating Income. NOI for healthcare and industrial segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures. EBITDA: Earnings before Interest, Income Taxes, Depreciation and Amortization. EBITDA for the hospitality segment represents net income from continuing operations of that segment excluding the impact of interest expense, income tax expense or benefit, and depreciation and amortization. ADR: Average Daily Rate RevPAR: Revenue per Available Room UPB: Unpaid Principal Balance PCI: Purchased Credit-Impaired

IXb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA

($ in thousands; for the three months ended March 31, 2017)

NOI and EBITDA Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$ 138,813	$ 57,042	$ 175,713	$ 20,001
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(6,999)	(1,663)	(14)	(482)
Property operating expenses[(1)]	(60,686)	(16,497)	(118,491)	(3,143)
Transaction, investment and servicing costs	—	(101)	—	—
Compensation expense[(1)]	—	(583)	—	—
NOI or EBITDA	$ 71,128	$ 38,198	$ 57,208	$ 16,376

Reconciliation of Net Income (Loss) from Continuing Operations to NOI/EBITDA

	Healthcare	Industrial	Hospitality
Net income (loss) from continuing operations	$ (9,266)	$ 519	$ (3,616)
Adjustments:			
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(6,999)	(1,663)	(14)
Interest expense	41,092	12,426	27,249
Transaction, investment and servicing costs	2,123	—	1,737
Depreciation and amortization	40,881	24,639	30,041
Compensation and administrative expense	2,519	2,875	1,697
Other (gain) loss, net	(1,464)	—	76
Income tax (benefit) expense	2,242	(598)	38
NOI or EBITDA	$ 71,128	$ 38,198	$ 57,208
NOI or EBITDA - January 1, 2017 to January 10, 2017	8,277	—	3,973
Full Q1 2017 NOI or EBITDA	$ 79,405	$ 38,198	$ 61,181

Notes:
(1) For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

Colony NorthStar, Inc. | Supplemental Financial Report 38

Colony NorthStar, Inc. | Supplemental Financial Report 39 IXb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA (cont’d) ($ in thousands; for the three months ended March 31, 2017) Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity Other Equity and Debt Net income from continuing operations 179,908$ Adjustments: Property operating income of other real estate equity (37,073) Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity (482) Interest income (114,181) Fee and other income (3,831) Property operating expense of other real estate equity 17,532 Interest expense 30,819 Transaction, investment and servicing costs 7,944 Depreciation and amortization 28,218 Provision for loan loss 6,724 Impairment loss 8,519 Compensation and administrative expense 7,112 Gain on sale of real estate assets (8,970) Other loss, net 1,641 Earnings of investments in unconsolidated ventures (108,837) Income tax expense 1,333 NOI of net lease real estate equity 16,376$